November 15, 2005

Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549

Commissioners:

We have read the statements made by Remington Arms Company, Inc. (copy attached), which we understand will be filed with the U.S. Securities and Exchange Commission, pursuant to Item 4.01 of Form 8-K, as part of the Form 8-K report of Remington Arms Company, Inc. dated November 9, 2005. We agree with the statements concerning our Firm in such Form 8-K.

Very truly yours,

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP